Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (Nos. 333-15941, 333-15945, 333-60189, 333-81373, 333-100079, 333-107646, 333-107648, 333-128000, 333-145166 and 333-176135) of Abercrombie & Fitch Co. of our report dated March 30, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/     PricewaterhouseCoopers LLP

Columbus, Ohio
March 30, 2015